UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July, 25, 2020

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2020, the Board of Directors (the “Board”) of Kiniksa Pharmaceuticals, Ltd. (the “Company”) approved an increase in the number of directors constituting the Board from eight (8) to nine (9) directors and the appointment of G. Bradley Cole to the Board to fill the vacancy created thereby, each effective as of July 27, 2020. Mr. Cole is a member of the Class II directors, joining Stephen R. Biggar and Barry D. Quart. Mr. Cole will also be a member of the Audit Committee of the Board, effective as of August 5, 2020.

Mr. Cole will receive standard non-employee director compensation (prorated, as applicable, for the length of his service during the current Board term) under the Company’s non-employee director compensation program as described under the “Director Compensation” sub-section of the “Corporate Governance” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2020.

In connection with his appointment to the Board, the Company has entered into its standard indemnification agreement for directors with Mr. Cole in substantially the form entered into by the Company with its other directors, which form of agreement was previously filed with the SEC on April 27, 2018 as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (333-224488).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: July 28, 2020	By:	/s/ Thomas Beetham
Thomas Beetham
Executive Vice President, Chief Legal Officer